Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-02856) pertaining to the LifeRate Systems, Inc. 1993 Stock Option Plan, as amended, in the Registration Statement on Form S-8 (No. 333-06783) pertaining to the LifeRate Systems, Inc. Employee Stock Option Plan and in the Registration Statement on Form S-3 (No. 333-04939) dated June 21, 1996, of our report dated March 15, 2000, with respect to the financial statements of LifeRate Systems, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 1999.

                                               /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 27, 2000